Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated August 31, 2011 relating to the statements of financial condition of United States Metals Index Fund, United States Agriculture Index Fund and United States Copper Index Fund (the “Funds”) as of June 30, 2011, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
August 31, 2011